Exhibit 10.1

WAIVER AND AMENDMENT TO TERM LOAN AGREEMENT

This WAIVER AND AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of March 2, 2022, is made by and among ARC NYC570SEVENTH, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “Borrower”), CAPITAL ONE, NATIONAL ASSOCIATION, as administrative agent (together with its successors and assigns in such capacity and any replacement administrative agent, “Administrative Agent”) and in its capacity as the sole lead arranger and sole bookrunner (in such capacities, “Sole Lead Arranger” and “Sole Bookrunner,” respectively), and the lenders that are or hereafter become party to the Loan Agreement (as such term is defined below) (each, a “Lender”, collectively, the “Lenders”). The Borrower, the undersigned Lenders and the Administrative Agent are referred to collectively as the “Parties”, and individually as a “Party”. Each capitalized term used but not otherwise defined in this Amendment shall have the meaning ascribed to it in the Loan Agreement.

WITNESSETH:

WHEREAS, the Parties have heretofore entered into that certain Term Loan Agreement, dated as of April 26, 2019 (as the same may be amended, restated, extended, joined, supplemented and/or modified from time to time, by and among the Borrower, the Lenders, and the Administrative Agent, the “Loan Agreement”);

WHEREAS, as of the last day of the calendar quarter ending on September 30, 2021 (“Q3 2021”), a DSCR Breach and Debt Yield Breach were ongoing for four (4) consecutive calendar quarters;

WHEREAS, the Borrower has actively engaged in discussions with the Lenders since October 2021 to seek relief in relation to the “right size” requirements in the Loan Agreement and the associated default.

WHEREAS, absent these discussions, Borrower would have breached the covenant contained in Section 5.33.3 of the Loan Agreement by failing to either (i) prepay, in compliance with Section 2.3.3 of the Loan Agreement, a portion of the unpaid Principal or (ii) post with Administrative Agent cash, or a letter of credit, as additional collateral for the Debt in an amount sufficient to cure the applicable DSCR Breach and Debt Yield Breach when such amounts are reflected as reducing the outstanding principal amount of the Loan, within fifty (50) days after the end of Q3 2021, and such breach of the covenant in Section 5.33.3 of the Loan Agreement would have constituted an Event of Default under the Loan Agreement (the “Potential Existing Default”);

WHEREAS, Borrower has requested that the Administrative Agent, on behalf of the Lenders, waive the Potential Existing Default and make certain amendments and modifications to the Loan Agreement as set forth herein; and

WHEREAS, subject to the terms and conditions set forth herein, the Administrative Agent is willing to waive the Potential Existing Default and to make certain amendments and modifications to the Loan Agreement, all as set forth herein.

NOW, THEREFORE, the Parties, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, agree as follows:

1.         Amendments to Loan Agreement.

(a)        Effective upon the conclusion of the Interest Period now in effect under the Loan Agreement, the following defined terms are hereby deleted in their entirety, whether such terms are defined in Section 1.1 of the Loan Agreement or elsewhere in the Loan Agreement:

•	LIBOR
•	LIBOR Floor
•	LIBOR Based Loans
•	LIBOR Rate
•	USD-LIBOR-Reference Banks
•	Alternate Rate
•	Alternate Rate Loan
•	Alternate Interest Rate Election Notice

(b)        The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

“Gross Income: as of any determination date, all rentals, revenues, income and other recurring forms of consideration, received by, or paid to or for the account of or for the benefit of, Borrower resulting from or attributable to the operation, leasing and occupancy of the Property (including any expense reimbursements, utilities, storage rental, laundry rental and other miscellaneous income from the Property, but excluding pre-paid rents and security deposits) determined on a cash basis for the trailing three months, annualized, and using for all calculations hereunder the actual vacancy rate of the Property at the time of such calculation; specifically excluding, however (i) extraordinary, or one-time items; (ii) all rents and/or other income derived from any lease (a) whose tenant is in bankruptcy or is the subject of any other insolvency proceeding, (b) whose (A) lease expiration date is less than or equal to six months from the time of such calculation, (B) lease term has expired and has not been renewed, or (C) whose tenant has given notice of its intent to terminate the lease, in each case, during the applicable test period unless a substitute lease with a tenant and on terms reasonably acceptable to the Lender has been entered into for the space that is the subject of such lease, (c) whose tenant is in default under the terms, conditions and provisions of said lease, beyond any applicable grace and/or cure period, (d) any tenant(s) whose rent payment is in arrears for greater than sixty (60) days from the date of any test, unless said tenant is contesting rent in accordance with the terms of its Lease, (e) which is a “master lease” (i.e., a lease which is entered into by Borrower, as landlord, with Guarantor, any affiliate or subsidiary of Borrower or Guarantor, or Borrower itself, as tenant), or (f) whose tenant is not in occupancy or is not paying rent (other than tenants scheduled to commence rent payments within ninety (90) days of the applicable date of determination, as determined by Administrative Agent in its reasonable discretion); (iii) any revenue derived from a month-to-month tenancy, whether subject to a written instrument or otherwise; and/or (iv) any and all rent concessions granted by the Borrower in connection with any Lease. Gross Income shall be adjusted to include free rent periods for leased tenants in occupancy, subject to a maximum of one and one-half months free rent per lease year, not to exceed twelve (12) months total. Notwithstanding the foregoing to the contrary, all prepaid rents and all prepaid parking charges (if any) shall spread over the time period to which they pertain. For the purposes of clause (f) of this definition, a tenant shall be considered to be “in occupancy” if, as of the applicable date of determination, such tenant shall be subject to a current and binding lease, shall be in actual physical possession and use of its leased space in the Property for the purposes of conducting its day-to-day business operations under the lease, and shall not have vacated, abandoned, “gone dark”, or otherwise surrendered its space in the Property; provided, however, that a tenant shall not cease to be “in occupancy” solely for the reason that some or all of its employees are, as of the applicable date of determination, working remotely, rather than in the tenant’s leased space in the Property. For the purpose of clarification, a tenant shall not be considered to be “in occupancy” if the tenant’s sole use of its leased space is to store furniture, equipment, or any other personalty at the tenant’s leased premises.

Hypothetical Debt Service: with respect to any particular period, the annualized, equal monthly payments of principal and interest that would have been payable under a hypothetical loan calculated using (a) an initial loan balance equal to the sum of the aggregate outstanding Principal balance of the Loan plus any unfunded portion of the Loan that remains available to Borrower upon Borrower’s compliance with the terms and conditions hereof (such sum, the “Total Loan Commitment”), (b) a twenty-five (25) year amortization period, and (c) an interest rate equal to 3.6725% per annum.

Interest Period: (a) With respect to any SOFR Loan, the period beginning on (and including) the last day of the previous Interest Period and ending on (but excluding) the day one (1) month following the previous Interest Period; provided that if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day. Notwithstanding the foregoing, any Interest Period scheduled to end after the Maturity Date shall end on the Maturity Date; and (b) with respect to any Benchmark Replacement Rate Loan, the period beginning on (and including) the last day of the previous Interest Period and ending on (but excluding) the date one (1) month following the previous Interest Period. Notwithstanding the foregoing, any Interest Period scheduled to end after the Maturity Date shall end on the Maturity Date.”

Notwithstanding the foregoing, the existing definition of Interest Period shall apply until the conclusion of such Interest Period.

“Interest Rate: the SOFR Rate, or, as applicable pursuant to Section 2.12, the Base Rate, or the Benchmark Replacement Rate.”

Notwithstanding the foregoing, the existing definition of Interest Rate shall apply until the conclusion of the Interest Period in effect on the Effective Date of this Amendment.

“Interest Rate Spread: with respect to any (a) SOFR Loan, 1.60%, (b) Benchmark Replacement Rate Loan, 1.50% and (c) Base Rate Loan, 0.50%; provided that for any Benchmark Replacement Rate Loan, the Interest Rate Spread may be subject to adjustment in accordance with the requirements for determining the Benchmark Replacement Rate in Section 2.12.2.

Type: means a SOFR Loan, Base Rate Loan or Benchmark Replacement Rate Loan.”

(c)        Section 1.1 of the Loan Agreement is hereby amended to include following additional terms in the appropriate alphabetical order:

“Benchmark: initially, with respect to any SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement Rate to the extent that such Benchmark Replacement Rate has become effective pursuant to Section 2.12.1.

Benchmark Replacement Adjustment: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement Rate for each applicable Interest Period, (i) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been recommended for the replacement of the Benchmark with the applicable Unadjusted Benchmark Replacement Rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Benchmark with the applicable Unadjusted Benchmark Replacement Rate for U.S. dollar-denominated syndicated credit facilities at such time.

Benchmark Replacement Conforming Changes: with respect to any Benchmark Replacement Rate, any technical, administrative or operational changes (including, among others, changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “Interest Period,” the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement Rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Benchmark Replacement Date: the earlier to occur of the following events with respect to the then-current Benchmark:

(1)        in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or

(2)        in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

Benchmark Replacement Rate: the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to SOFR-based rates for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement Rate as so determined would be less than zero, the Benchmark Replacement Rate will be deemed to be zero for the purposes of this Agreement.

Benchmark Replacement Rate Loan: a Loan that bears interest at the Benchmark Replacement Rate.

Benchmark Transition Event: the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)     a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(2)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(3)        a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) are no longer representative.

Benchmark Transition Start Date: in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

Benchmark Unavailability Period: the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement Rate has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement Rate has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.

Lending Office: means, with respect to any Lender, the office or offices of such Lender specified as its “Lending Office” beneath its name on the applicable signature page hereto, or such other office or offices of such Lender as it may from time to time notify the Borrower and Administrative Agent.

Relevant Governmental Body: means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. For the avoidance of doubt, the Alternative Rates Reference Committee constitutes a Relevant Governmental Body.

SOFR: with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding day.

SOFR Administrator: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

SOFR Administrator’s Website: the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

SOFR Loan: Loans that bear interest at the SOFR Rate.

SOFR Rate: A rate of interest equal to Term SOFR as of the Reset Date applicable to any Interest Period, plus the Interest Rate Spread. If Term SOFR is not available as of 5pm (New York time) on any Reset Date, the SOFR Rate shall be computed based on Term SOFR that was published on the first preceding U.S. Government Securities Business Day, as long as such day is not more than three (3) U.S. Government Securities Business Days prior to the Reset Date.

Term SOFR: the forward-looking term rate for a one-month period based on SOFR that has been selected or recommended by the Relevant Governmental Body; provided that, if Term SOFR as so determined would be less than zero, Term SOFR will be deemed to be zero for the purposes of this Agreement.

Unadjusted Benchmark Replacement Rate: the Benchmark Replacement Rate excluding the Benchmark Replacement Adjustment.

U.S. Government Securities Business Day: any day except for a Saturday, Sunday, or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.”

(d)      Clause (b) of Section 2.2.4 of the Loan Agreement is hereby amended by deleting the reference to “LIBOR Based Loan” therein and replacing such reference with “SOFR Loan.”

(e)        Section 2.4 of the Loan Agreement (LIBOR Elections) is hereby deleted in its entirety.

(f)        New Section 2.9 is hereby incorporated into Article 2 of the Loan Agreement as follows:

“Section 2.9 Return of Payments.

2.9.1       If the Administrative Agent pays an amount to a Lender under this Loan Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim, defense, or deduction of any kind.

2.9.2        If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Loan Agreement or any other Loan Document must be returned to any loan party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and the Administrative Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

2.9.3        (i) If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”), that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section 2.9.3 shall be conclusive, absent manifest error.

(ii)              Without limiting the immediately preceding Section 2.9.3(i), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case, then (1) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (2) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment.

(iii)            Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due to the Administrative Agent under Section 2.9.3(i) above or under the indemnification provisions of this Loan Agreement.

(iv)             The Borrower and each other loan party hereby agree that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be contractually subrogated (irrespective of whether the Administrative Agent may be equitably subrogated) to all the rights of such Lender under the Loan Documents with respect to such amount, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other loan party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from or on behalf of the Borrower or any other loan party or from the Property for the purpose of making such Erroneous Payment, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as a payment or satisfaction of any of the Obligations, the Obligations or part thereof that were so credited, and all rights of the applicable Lender or the Administrative Agent, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received; provided, however, the amount of such Erroneous Payment that is comprised of funds received by the Administrative Agent from or on behalf of the Borrower or any other loan party or the Property for the purpose of making such Erroneous Payment shall be credited as a payment or satisfaction of the Obligations and the Obligations or part thereof that were so credited shall not be reinstated.

(v)               To the extent permitted by applicable Legal Requirements, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim (other than a mandatory counterclaim), defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(vi)             Each party’s obligations, agreements and waivers under this Section 2.9.3 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of any Commitment or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.”

(g)        Section 2.11.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“2.11.2 Illegality. If after the date hereof any Lender shall determine that the introduction of any Legal Requirements, or any change in any Legal Requirements or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make SOFR Loans, then, on notice thereof by such Lender to the Borrower through Administrative Agent, the obligation of that Lender to make SOFR Loans shall be suspended until such Lender shall have notified Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exists.

(a) Subject to clause (c) below, if any Lender shall determine that it is unlawful to maintain any SOFR Loan, the Borrower shall prepay in full all SOFR Loans of such Lender then outstanding, together with interest accrued thereon, either on the Monthly Payment Due Date therefor if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans, together with any amounts required to be paid in connection therewith pursuant to Section 2.2.4.

(b) If the obligation of any Lender to make or maintain SOFR Loans has been terminated, the Borrower may elect, by giving notice to such Lender through Administrative Agent that all Loans which would otherwise be made by any such Lender as SOFR Loans shall be instead Base Rate Loans.

(c) Before giving any notice to Administrative Agent pursuant to this Section 2.11.2, the affected Lender shall designate a different Lending Office with respect to its SOFR Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.”

(h)        Section 2.12 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“2.12 Effect of Benchmark Transition Event.

2.12.1 Benchmark Replacement Rate. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement Rate. Any such amendment will become effective at 5:00 p.m. on the fifth (5th) U.S. Government Securities Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement Rate pursuant to this Section 2.12.1 will occur prior to the applicable Benchmark Transition Start Date.

2.12.2 Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement Rate, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

2.12.3 Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement Rate, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.12.3, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12.3.

2.12.4 Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of a SOFR Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans.”

(i) Section 5.33.2 of the Loan Agreement (Debt Yield) is hereby amended to delete the reference to “8.0%” therein and replace such reference with “7.5%”.

2.        Additional Agreements. Borrower hereby agrees to prepay a portion of the unpaid Principal in the aggregate amount of $5,500,000.00 (the “Prepaid Principal Amount”). Lender shall permit the Borrower to use all funds in the Cash Collateral Account and the Operating Expense Account (as each term is defined in the Cash Management Agreement) as of the Effective Date to pay the Prepaid Principal Amount (and, accordingly, to partially prepay the unpaid Principal, without payment of any prepayment premium or penalty).

3.        Waiver of Potential Existing Default. Notwithstanding anything to the contrary in the Loan Agreement or other Loan Documents, the Administrative Agent, on behalf of itself and the Lenders, in consideration of the Borrower’s payment of the Prepaid Principal Amount in accordance with the terms and conditions of this Amendment hereby irrevocably waives the Potential Existing Default. Except as set forth in this Section 3 of this Amendment, nothing contained in this Amendment shall be construed as a waiver by the Administrative Agent of any covenant or provision of the Loan Agreement (as amended hereby), the Loan Documents, this Amendment, or of any other contract or instrument between Borrower and the Administrative Agent, and the failure of the Administrative Agent at any time or times hereafter to require strict performance by Borrower of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent demand strict compliance therewith. Except as otherwise expressly waived hereby in this Section 3, the Administrative Agent hereby reserves all rights granted under the Loan Agreement, the Loan Documents, this Amendment and any other contract or instrument between Borrower and the Administrative Agent.

4.        Representations; No Default. Borrower represents and warrants that:

(a)        except as set forth on Schedule I attached hereto, the representations and warranties contained in the Loan Agreement, as amended hereby, and the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on as and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date;

(b)       except for the Potential Existing Default (which is being irrevocably waived by Administrative Agent and Lenders pursuant to this Amendment), no Event of Default exists under the Loan Agreement;

(c)      the execution, delivery and performance of this Amendment are within the corporate power and authority of the Borrower and has been duly authorized by appropriate corporate action and proceedings;

(d)        this Amendment constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity;

(e)      there are no governmental or other third-party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Amendment; and

(f)        all of the liens, privileges, priorities and equities existing and to exist under and in accordance with the terms of the Mortgage and any other security agreement are hereby confirmed, extended and carried forward as security for all of the indebtedness and other obligations of Borrower to the Administrative Agent. The Borrower acknowledges that such documents shall continue to secure any and all indebtedness of Borrower to the Administrative Agent from time to time existing.

5.        Conditions Precedent to Effectiveness.

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Administrative Agent (the first date upon which all such conditions have been satisfied being herein called the (“Effective Date”)):

(a)      Administrative Agent shall have received this Amendment duly executed by the Administrative Agent, the Lenders and Borrower, in form and substance satisfactory to the Administrative Agent and its legal counsel;

(b)      Administrative Agent shall have received all other documents the Administrative Agent may reasonably request with respect to any matter relevant to this Amendment or the transactions contemplated hereby, in form and substance satisfactory to the Administrative Agent and its legal counsel;

(c)     Borrower shall have reimbursed the Administrative Agent for all fees, costs, expenses and taxes incurred by the Administrative Agent in connection with this Amendment;

(d)      Administrative Agent shall have received the Prepaid Principal Amount;

(e)    The representations and warranties contained herein shall be true and correct as of the date hereof and the representations and warranties contained in the Loan Agreement or in the Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date or as otherwise disclosed to Lender on Schedule I attached hereto; and

(f)     No Event of Default other than the Potential Existing Default shall have occurred and be continuing and no Event of Default will result from the execution, delivery or performance of this Amendment.

6.        Confirmation and Ratification of Loan Agreement and Loan Documents. Except as expressly modified herein, the Loan Agreement and all other Loan Documents shall continue in full force and effect. The Loan Agreement as amended herein and all other Loan Documents are hereby ratified and confirmed by the parties hereto.

7.       No Novation. Nothing in this Amendment shall constitute the satisfaction or extinguishment of any amounts owed under the Note, nor shall it be a novation of any amounts owed under the Note.

8.        Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument. This Amendment may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf), or other electronic or facsimile format, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Amendment. Each Party to this Amendment (a) agrees that it will be bound by its own Electronic Signature (as such term is defined immediately below), (b) accepts the Electronic Signature of each other Party to this Amendment, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The term “Electronic Signature” means (i) the signing party’s manual signature on a signature page, converted by the signing party (or its agent) to facsimile or digital form (such as a .pdf file) and received from the customary email address or customary facsimile number of the signing party (or its counsel or representative), or other mutually agreed-upon authenticated source; or (ii) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act, the Illinois Electronic Commerce Security Act, or any other similar state law.

9.        Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns permitted pursuant to the Loan Agreement.

10.        Invalidity. In the event that any one or more of the provisions contained in this Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment.

11.        Governing Law. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.       Further Assurances. Borrower shall execute and deliver to the Administrative Agent from time to time, upon demand, such supplemental agreements, documents, statements, assignments, transfers, or such other instruments as the Administrative Agent or Lenders may request, in order that the full intent of the Loan Agreement and this Amendment may be carried into effect.

13.        Release. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE ADMINISTRATIVE AGENT OR LENDERS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT AND LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE ADMINISTRATIVE AGENT OR LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as the date first written above, but effective as of the Effective Date.

BORROWER:

ARC NYC570SEVENTH, LLC, a Delaware limited liability company

By: New York City Operating Partnership, L.P., a Delaware limited partnership, its sole member

By: New York City REIT, Inc., a Maryland Corporation, its General Partner

By:	/s/ Michael R. Anderson
Michael R. Anderson
Authorized Signatory

Signature Page

Waiver and Amendment to Term Loan Agreement

ADMINISTRATIVE AGENT:

Capital One, National Association

By:	/s/ Matthew Brower
Matthew Brower, Senior Director

LENDERS:

Capital One, National Association

By:	/s/ Matthew Brower
Matthew Brower, Senior Director

Lending office:
299 Park Avenue
29th Floor
New York, New York 10171

Signature Page

Waiver and Amendment to Term Loan Agreement

SCHEDULE I